                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                         (herein called We, Our and Us)

                                  Hartford, CT


Policyholder:               -                 Group Policy Number:         -

Issued in:                  -                 Effective Date:              -

Policy Anniversary:         -


Hartford Life and Annuity Insurance Company, in consideration of this Group Policy and the payment of premiums, agrees, subject to the terms and conditions of this Policy, to insure under ________________ this Policy.

All death proceeds due under this Policy will be paid according to the beneficiary designation and the provisions of this Policy. Payment of such proceeds by Hartford Life and Annuity Insurance Company will completely discharge Our liability with respect to the amounts so paid.

                       10 DAY RIGHT TO EXAMINE CERTIFICATE

An Owner may return his or her Certificate to Us within 10 days after it is received. We will refund an amount equal to the Cash Value of the Certificate on the date the returned Certificate is received by Us or Our agent plus any charges deducted. The Certificate will then be void from the beginning as though it had never been issued.

All provisions set forth on the following pages are a part of this Policy.

Signed for HARTFORD LIFE & ANNUITY INSURANCE COMPANY.


Secretary                                    President

/s/ Lynda Godkin                             /s/ L. A. Smith


ALL BENEFITS AND VALUES PROVIDED BY THE GROUP POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS MAY INCREASE OR DECREASE DAILY. THESE AMOUNTS ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

          GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

Variable life insurance payable upon death of an Insured before the Maturity Date. Initial Face Amount is shown in Specifications. Premiums payable during lifetime of an Insured for the period shown in the Specifications. Unscheduled premium payments are permitted. Non-participating. Experience Credits. Investment results reflected in benefits.

                   Hartford Life and Annuity Insurance Company
                              Post Office Box 2999
                        Hartford, Connecticut 06104-2999

GVL95(P)                                                                [LOGO]

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                             TABLE OF CONTENTS
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The contents of this Policy appear in the following order:

SPECIFICATIONS

DEFINITIONS  ........................................................................ SECTION I
ELIGIBILITY, EFFECTIVE DATE AND TERMINATION.......................................... SECTION II
  Participation                     Effective Date of Insurance
  Eligibility                       Termination of Insurance
  Waiting Period                    Discontinuance of Policy
  Election of Insurance             Termination of Policy
LIFE INSURANCE BENEFITS.............................................................. SECTION III
  Face Amount                       Changes in Death Benefit Option
  Variable Insurance Amount         Interst on Death Proceeds
  Death Proceeds                    Beneficiary
CONTINUATION OF INSURANCE............................................................ SECTION IV
NONFORFEITURE BENEFITS............................................................... SECTION V
  Cash Value Benefits
  Cash Surrender Value
  Partial Withdrawal of Cash Surrender Value
PAYMENT OPTIONS...................................................................... SECTION VI
LOANS  .............................................................................. SECTION VII
  General                           Interest
  When We Will Make A Loan          Effects Of A Loan
  Loan Value
PREMIUM PAYMENTS..................................................................... SECTION VIII
  Grace Period
  Reinstate Certificate
ALLOCATIONS.......................................................................... SECTION IX
  Premiums                          Allocation Changes For Future Premiums
  Reallocation of Investment Value  Allocation Of Charges
CASH VALUE OF BENEFITS................................................................ SECTION X
  General                            Changes In Charges
  Separate Accounts                  Measurement of Investment Experience For Divisions
  Changes Within A Separate Account  The Experience Factor
  Investment Value In Each Division  Net Rate Of Return For A Division
  Cash Value Deductions
GENERAL PROVISIONS.................................................................... SECTION XI
  Entire Contract                    Payments We May Defer
  Authority To Change                Claims of Creditors
  Non-Participating                  Computations
  Incontestabiliy                    To Claim Death Proceeds
  Suicide                            Insurance Records
  Assignment                         Clerical Error
  Owner                              Agency
  Misstatement of Age Or Sex         Facility of Payment
  Certificates                       Change In Premium Or Other State and Local Taxes
  Value Reports                      Experience Credit
  Policy Changes - Applicable Tax Law

ENDORSEMENTS, IF ANY.................................................................. FOLLOW
                                                                                       SECTION XI

GVL95(P)                              2

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                                 SPECIFICATIONS

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ELIGIBILITY AND FACE AMOUNT INFORMATION

Eligible Classes of Employees:  -

Waiting Period:  -

Face Amounts:    -

Minimum Face Amount:..................................... $50,000

Minimum Increase in Face Amount:.........................  $5,000

Minimum Decrease in Face Amount:......................... $25,000


GVL95(P)                              3

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                                 SPECIFICATIONS
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PREMIUM PAYMENT AND INVESTMENT INFORMATION

Minimum initial premium due on the Coverage Date

Subsequent premiums are flexible as indicated in the PREMIUM PAYMENT Section.

Allocations

   Maximum Divisions at any one time                               5

   Reallocations

                   Maximum Number per Year                         6

In those states that require the premium to be returned during the 10 Day Right to Examine Certificate provision on the first page of the Certificate, all monies will be allocated to the Short Term Investment Division during such Right to Examine Certificate period. After such period, the monies received will be allocated as instructed by the Owner.

DIVISIONS

The ICMG Registered Variable Life Separate Account One is a unit investment trust separate account organized in the State of Connecticut. It is governed by the laws of the State of Connecticut and registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

Each Division invests in an underlying open ended management investment company registered under the Investment Company Act of 1940.

[List Available Funds]


GVL95(P)                              4

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                                 SPECIFICATIONS
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SEPARATE ACCOUNT CHARGES

We charge a maximum .65% of the assets in each Division on an annual basis equal to a daily charge of .001781% for mortality and expense risks. We reserve the right to increase the charge, but in no event above .65% on an annual basis.

POLICY FACTS

CHARGE DEDUCTION DIVISION          -

MORTALITY TABLE AND INTEREST RATE  - 1980 CSO Mortality Table Age Near Birthday
                                     (Male and Female) (or appropriate increases in such tables for non-standard risks). Interest at 4.00% per year.

MATURITY DATE                      - Coverage Year anniversary following/nearest
                                     Insured's 100th birthday

LOANS

       Maximum Loan Value Percentage     90%

       Loan Interest Due Dates           Each Processing Date

PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE

       Maximum Withdrawal Percentage     90%

       Minimum Withdrawal                $500

       Number Per Coverage Year          1

RIDERS

       None

GVL95(P)                              5

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                                 SPECIFICATIONS
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CHARGES

EXPENSE CHARGES

        Premium Loading                        Maximum 9.0% of premiums
                                               collected, plus __ of premiums to
                                               cover state and local taxes,
                                               plus 1.25% of premiums to
                                               cover the cost of federal income
                                               taxes imposed under Section 848
                                               of the Internal Revenue Code. We
                                               will adjust the charges to cover
                                               taxes based on changes in
                                               applicable law.

        Administrative charges for each
        Processing Period deducted on each
        Processing Date from Investment Value  $5.00 We reserve the right to increase this charge, but it
                                               will not exceed $10 per
                                               Processing Date.

        Excess Allocation Charge  -  None
        Face Amount Increase Charge - None

INSURANCE CHARGES

        Cost of Insurance charges for each Processing Period, deducted on each Processing Date from the Investment Value, will be calculated as shown in the CASH VALUE OF BENEFITS Section. In no event will the cost of insurance rate exceed rates identified in the Guaranteed Maximum Cost of Insurance Rate section for the sex, attained age and underwriting class of the Insured.

        Charges for Riders  -  None

SURRENDER CHARGES

        Partial Withdrawal Processing Fee      $25 or 2% of the amount
                                               withdrawn, whichever is less.

GUARANTEED MAXIMUM COST OF INSURANCE RATES

        See attached Tables

VARIABLE INSURANCE FACTORS

        See attached Tables

PAYMENT OPTIONS

        Minimum Interest Rate:  3%

        Mortality Table for Payment Options with Life Contingencies:
        1983 Table "a"

GVL95(P)                              6

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                                 SPECIFICATIONS
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        GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF COVERAGE
           FOR THE ATTAINED AGE AT THE BEGINNING OF EACH COVERAGE YEAR
                      BASED ON THE 1980 CSO MORTALITY TABLE

                              STANDARD RATING CLASS

Attained                                           Attained                                   Attained
  Age                   Male       Female            Age          Male        Female             Age         Male       Female
   20                 .158471     .087542             45        .379960      .297152             70        3.353673     1.861440
   21                 .159306     .089210             46        .410927      .317220             71        3.681989     2.041944
   22                 .157637     .090879             47        .444418      .338128             72        4.060290     2.267226
   23                 .155132     .092547             48        .479596      .361551             73        4.496204     2.544475
   24                 .151793     .095050             49        .518979      .386655             74        4.983518     2.872449

   25                 .147620     .096718             50        .560894      .414276             75        5.513313     3.243922
   26                 .144281     .099221             51        .610378      .443581             76        6.076525     3.653355
   27                 .142612     .101724             52        .665766      .476245             77        6.665690     4.094284
   28                 .141777     .105061             53        .728747      .513950             78        7.275881     4.567162
   29                 .142612     .108398             54        .800179      .552509             79        7.923872     5.085703

   30                 .144281     .112570             55        .876715      .592762             80        8.635205     5.672859
   31                 .148454     .116742             56        .960053      .633033             81        9.430778     6.350514
   32                 .152628     .120914             57       1.046840      .671642             82       10.338952     7.140527
   33                 .159306     .125086             58       1.139616      .708588             83       11.373499     8.058585
   34                 .166820     .131762             59       1.239245      .748070             84       12.513845     9.091985

   35                 .176004     .137604             60       1.349978      .792613             85       13.737727     10.231576
   36                 .186859     .146785             61       1.473551      .848112             86       15.021846     11.470894
   37                 .200220     .157637             62       1.613407      .917954             87       16.356613     12.808170
   38                 .215255     .170159             63       1.772172     1.007228             88       17.737983     14.246631
   39                 .232798     .185189             64       1.949092     1.110929             89       19.171986     15.797873

   40                 .252016     .201891             65        2.143422    1.224040             90       20.677655     17.482656
   41                 .274581     .220267             66        2.350996    1.343212             91       22.287142     19.335048
   42                 .297152     .239482             67        2.572761    1.464235             92       24.063468     21.418993
   43                 .323073     .257865             68        2.808822    1.583722             93       26.119927     23.852379
   44                 .349839     .277089             69        3.065321    1.712708             94       28.812996     26.926360

                                                                                                 95       32.817580     31.310115
                                                                                                 96       39.642945     38.504789
                                                                                                 97       53.066045     52.275714
                                                                                                 98       85.526850     85.053610

GVL95(P)                              7

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                                 SPECIFICATIONS
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                      GUARANTEED VARIABLE INSURANCE FACTORS
 BASED ON THE 1980 CSO MORTALITY TABLE AND A 4% EFFECTIVE ANNUAL INTEREST RATE

                              STANDARD RATING CLASS

Attained                                               Attained                                   Attained
  Age                       Male       Female            Age          Male        Female             Age         Male      Female
   20                     6.403123    7.640955            45       2.881946     3.369530             70       1.489856      1.649461
   21                     6.219229    7.397464            46       2.794368     3.266764             71       1.460111      1.608385
   22                     6.038836    7.160827            47       2.710152     3.167682             72       1.431800      1.568918
   23                     5.861092    6.930870            48       2.629166     3.072100             73       1.404991      1.531244
   24                     5.685870    6.707421            49       2.551228     2.979961             74       1.379763      1.495532

   25                     5.513088    6.490682            50       2.476281     2.891135             75       1.356114      1.461853
   26                     5.342706    6.280094            51       2.404174     2.805538             76       1.333966      1.430158
   27                     5.175161    6.075821            52       2.334952     2.723025             77       1.313184      1.400326
   28                     5.011023    5.877664            53       2.268556     2.643540             78       1.293592      1.372171
   29                     4.850555    5.685704            54       2.204960     2.567095             79       1.274998      1.345505

   30                     4.694139    5.499715            55       2.144137     2.493469             80       1.257276      1.320208
   31                     4.541898    5.319718            56       2.085932     2.422497             81       1.240393      1.296248
   32                     4.394217    5.145470            57       2.030235     2.353955             82       1.224363      1.273652
   33                     4.250944    4.976747            58       1.976847     2.287579             83       1.209265      1.252481
   34                     4.112329    4.813335            59       1.925633     2.223138             84       1.195190      1.232795

   35                     3.978289    4.655558            60       1.876476     2.160564             85       1.182142      1.214556
   36                     3.848837    4.502977            61       1.829335     2.099857             86       1.170054      1.197666
   37                     3.723948    4.355964            62       1.784175     2.041150             87       1.158796      1.181981
   38                     3.603658    4.214481            63       1.740994     1.984602             88       1.148210      1.167335
   39                     3.487865    4.078449            64       1.699799     1.930420             89       1.138111      1.153543

   40                     3.376529    3.947875            65       1.660553     1.878626             90       1.128296      1.140410
   41                     3.269499    3.822603            66       1.623184     1.829102             91       1.118543      1.127721
   42                     3.166756    3.702457            67       1.587556     1.781663             92       1.108597      1.115242
   43                     3.067980    3.587157            68       1.553539     1.736063             93       1.098167      1.102705
   44                     2.973125    3.476256            69       1.520999     1.692027             94       1.086915      1.089813

                                                                                                     95       1.074621      1.076306
                                                                                                     96       1.061229      1.062086
                                                                                                     97       1.046984      1.047342
                                                                                                     98       1.032668      1.032774
                                                                                                     99       1.021407      1.021407

Variable Insurance Factors between anniversaries of the Coverage Date will be furnished on request.

GVL95(P)                              8

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                             SECTION I - DEFINITIONS
-------------------------------------------------------------------------------

DEFINITIONS   ACTIVELY AT WORK means the employee is performing all of the regular duties of the employee's occupation at the employee's usual place of employment on a Full Time work schedule which is in no way curtailed or altered because of the employee's health.

              ADJUSTABLE LOAN INTEREST RATE means a Loan interest rate that is adjusted from time to time by Us. The calculation of the Adjustable Loan Interest Rate is described in the Loans provision of this Policy.

              AGE
              - Attained Age means the Issue Age plus the period since the
                Coverage Date.
              - Issue Age means an Insured's age on the birthday nearest to the Coverage Date.

              ALLOCATION DATE(S) means the date premiums are applied to the separate account Divisions. It is the later of the Coverage Date and the date We receive and accept the premium.

              CASH VALUE means the Investment Value plus the Loan Account
              Value.

              CHARGE DEDUCTION DIVISION means a division from which all charges are deducted if so designated in the enrollment form or later elected.

              CHARGES
              - Expense Charges mean premium loading, administrative
                charges, Face Amount increase charge, and excess allocation charges, as shown in the Specifications.

              - Insurance Charges mean cost of insurance charges and charges for benefit riders.

              - Separate Account Charges mean deductions from separate
                account Divisions and other Division Charges as shown in the Specifications.

              - Surrender Charge means the charge for the full surrender of a Certificate or partial withdrawal of the Cash Surrender Value under a Certificate. The amount charged is shown in the Specifications.

              COMPANY means Hartford  Life and Annuity Insurance Company.

              COVERAGE DATE means the date insurance under this Policy is effective as to an Insured shown in the Certificate
              Specifications.

              COVERAGE YEAR(S) means the 12 month period following the Coverage Date and each anniversary thereof.

              CUSTOMER SERVICE CENTER means the service area of Hartford Life and Annuity Insurance Company, P. O. Box 2999, Hartford, CT 06104-2999.

              DEBT means any Loan plus accrued interest.

              DIVISION(S) means Divisions of the separate accounts.

              EARNINGS means basic wages, and does not include overtime, bonuses, commissions and any other extra compensation.

              EFFECTIVE DATE means the date the Group Policy takes effect which is also its date of issue.

              FACE AMOUNT means the minimum death benefit as long as the Certificate remains in force. It is specified at issue and may be changed after issue on request or due to a change in the death benefit option or a partial withdrawal.

              FULL TIME means a normal week of at least 32 hours. If an employee is on approved leave (and not because of the employee's health) or on vacation, the employee is considered to be Actively at Work.

GVL95(P)                              9

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                             SECTION I - DEFINITIONS
-------------------------------------------------------------------------------

DEFINITIONS   GENERAL ACCOUNT means the assets of Hartford Life and Annuity
(CONTINUED)   Insurance Company other than the assets of Our separate
              accounts.

              GUARANTEED ISSUE LIMIT means the maximum amount of life insurance that may be issued if the proposed Insured is Actively at Work without any other evidence of insurability.

              INSURED means the person identified as such in the Certificate Specifications.

              INVESTMENT VALUE means the sum of the values of assets in the Divisions under a Certificate.

              LOAN means any Investment Value amount borrowed.

              LOAN ACCOUNT means that portion of Our General Account to which amounts are transferred as a result of a Loan. The Loan Account is credited with interest and is not based on the investment experience of the separate account.

              LOAN ACCOUNT VALUE means the amounts of the Investment Value transferred to (or from) the Loan Account to secure Loans plus interest accrued at the daily equivalent of an annual rate equal to the Adjustable Loan Interest Rate actually charged reduced by not more than 1%.

              MATURITY DATE means the date an Insured's coverage matures as shown in the Specifications. We will pay the Cash Surrender Value, if any, if the Insured is living on the Maturity Date.

              MORTALITY AND EXPENSE RISK CHARGE is to cover expense and mortality risks that We are assuming.

              NET AMOUNT AT RISK means the difference between the amount payable on death and the Cash Value.

              NYSE means the New York Stock Exchange.

              OWNER means the person, firm, association or corporation named as such in the Certificate Specifications.

              PARTICIPATING EMPLOYER means an employer or other entity who is approved for insurance coverage for its employees or members under this Policy.

              POLICYHOLDER means the entity to whom this Policy is issued.

              PROCESSING DATE(S) means the days on which We deduct charges from the Investment Value. The first Processing Date is the Coverage Date. There is a Processing Date each month. Later Processing Dates are on the same calendar day as the Coverage Date, or on the last day of any month which has no such calendar day.

              PROCESSING PERIOD means the period from the Coverage Date to the next Processing Date and thereafter the period from one Processing Date to the next.

              SEC means the Securities and Exchange Commission.

              SIMPLIFIED ISSUE LIMIT means the maximum amount of life insurance that may be issued without full underwriting.

              VALUATION DAY means each business day, unless the Specifications indicate otherwise. A business day is any day the NYSE is open for trading or any day the SEC requires mutual funds, unit investment trusts or other investment portfolios to be valued.

              VALUATION PERIOD means each Valuation Day together with the days immediately before it that are not Valuation Days.

              VARIABLE INSURANCE AMOUNT means the Cash Value multiplied by the applicable Variable Insurance Factor.

GVL95(P)                              10

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            SECTION II - ELIGIBILITY, EFFECTIVE DATE AND TERMINATION
-------------------------------------------------------------------------------

ELIGIBILITY,  ELIGIBILITY: An employee is eligible if the employee is
EFFECTIVE     employed by the employer, is in an eligible class of employees
DATE AND      as shown in the Specifications, is Actively at Work and has
TERMINATION   completed the waiting period.

              WAITING PERIOD: The waiting period is the period of continuous employment by the employer on a Full Time basis before the employee's insurance can become effective. The waiting period under this policy is shown in the Specifications.

              ELECTION OF INSURANCE: To elect insurance, an eligible employee must complete the necessary enrollment form furnished by Us.

              EFFECTIVE DATE OF INSURANCE: Each eligible employee will become covered under this Policy on the Coverage Date shown in the Certificate Specifications, subject to the following requirements:

              1.   an initial premium has been received by Us; and

              2. Our underwriting requirements have been met and issuance of the Certificate has been approved by Us.

              TERMINATION OF INSURANCE: Insurance will terminate as to the Insured on the earliest of the following dates:

              1. The date this Policy is discontinued. See the CONTINUATION OF INSURANCE Section.

              2.   The date the Owner requests termination by written notice.

              3.   The Maturity Date.

              4. Thirty-one days after We mail to the Owner notice that the Cash Surrender Value is zero and there is Debt and no payment has been received before the end of the thirty-one day period.

              5. Sixty-one days after We mail to the Owner notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due and no payment has been received before the end of the sixty-one day period.

              6.   The date of death of the Insured.

              7. The date this Policy or the Participant's participation agreement is amended to terminate the insurance for the class of persons to which the Insured belongs. See the CONTINUATION OF INSURANCE Section.

              8. The date the Insured is no longer in an eligible class of persons. See the CONTINUATION OF INSURANCE Section.

              DISCONTINUANCE OF POLICY: This policy may be discontinued by Us or the Policyholder. The party who initiates the discontinuance will send a notice of discontinuance to each Owner of record, at his or her last known address, at least 15 days prior to the date of discontinuance.

              No new enrollment forms for new Insured's will be accepted on or after the date notice of discontinuance is received or sent by Us, whichever is applicable.

              TERMINATION OF POLICY: This Group Policy will terminate when all coverage on all Insureds has terminated.

GVL95(P)                              11

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                      SECTION III - LIFE INSURANCE BENEFITS
-------------------------------------------------------------------------------

LIFE          FACE AMOUNT: The Face Amount for each Insured is shown in the
INSURANCE     Specifications of each Certificate. The Face Amount of a
BENEFITS      Certificate may be increased or decreased by a written request made by the Owner during the lifetime of the Insured and while the Certificate is in force.

              INCREASE IN FACE AMOUNT: An increase in Face Amount will be effective if:

              1. Satisfactory evidence of insurability of the Insured is provided to us;

              2. The Insured is insurable according to Our underwriting rules; and

              3. An amount equal to two times the cash value deductions (described in the CASH VALUE OF BENEFITS Section) due on the next two Processing Dates is paid, if the Cash Surrender Value of the Certificate is less than this sum.

              The effective date of the increased Face Amount will be the first Processing Date after all the conditions mentioned above have been met. We will notify the Owner that the change has been made.

              The minimum amount of an increase in Face Amount is shown in the Specifications.

              DECREASE IN FACE AMOUNT: The Face Amount will be decreased or eliminated in the following order:

              1.   First, the most recent increase.

              2.   Second, the next most recent increases successively.

              3.   Last, the initial Face Amount.

              The effective date of the decreased Face Amount will be the first Processing Date on or following the date of Our receipt of the request for a decrease. We will notify the Owner that the change has been made.

              The minimum decrease amount is shown in the Specifications. The decrease will not be approved if it results in a Certificate Face Amount less than the Minimum Face Amount shown in the Specifications.

              VARIABLE INSURANCE AMOUNT: The Variable Insurance Amounts will vary daily based on investment results and any premiums paid. The Variable Insurance Amount on any date will be determined as follows:

              1.   The Cash Value as of such date; MULTIPLIED BY

              2.   The Variable Insurance Factor as of such date.

              The Table of Variable Insurance Factors is in the
              Specifications.

GVL95(P)                              12

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                      SECTION III - LIFE INSURANCE BENEFITS
-------------------------------------------------------------------------------

LIFE          DEATH PROCEEDS: We will pay the death proceeds to the
INSURANCE     beneficiary upon due proof of the death of an Insured before
BENEFITS      the Maturity Date. The proceeds may be paid in cash or be
(CONTINUED)   allocated to any other payment option selected by the
              beneficiary and agreed upon by Us.

              Death Proceeds depend upon the Death Benefit Option in effect and are determined at the date of death of an Insured as follows:

              DEATH BENEFIT OPTION A

              1. The death benefit, which is the larger of the Face Amount and the Variable Insurance Amount; LESS

              2.   Any Debt; PLUS

              3.   Any amounts due from riders.

              DEATH BENEFIT OPTION B

              1. The death benefit, which is the larger of (a) the Face Amount plus the Cash Value and (b) the Variable Insurance Amount; LESS

              2.   Any Debt; PLUS

              3.   Any amounts due from riders.

              The Death Benefit Option in effect is shown in the Certificate Specifications.

              CHANGES IN DEATH BENEFIT OPTION: The Death Benefit Option of a Certificate may be changed by a written request made by the Owner during the lifetime of the Insured and while the Certificate is in force. If the change is from Option A to Option B, satisfactory evidence of insurability must be provided to Us. If the change is to Option B, the Face Amount after the change will be equal to the Face Amount before the change less the Cash Value on the effective date of the change. If the change is to Option A, the Face Amount after the change will be equal to the Face Amount before the change plus the Cash Value on the effective date of change. The change will become effective at the beginning of the Coverage month following Our approval. We will notify the Owner that the change has been made.

              If the Insured dies during any grace period We will pay the beneficiary the Death Proceeds in effect immediately prior to such grace period reduced by the sum of any overdue charges and any charges incurred to the date of death.

              INTEREST ON DEATH PROCEEDS: Interest will be paid on death proceeds from date of death to date of payment. Interest will never be less than required by applicable law.

              BENEFICIARY: We will pay the death proceeds to the designated beneficiary. Unless the designation of the beneficiary is irrevocable, there is a right to change beneficiaries. Written notice of change must be given to Us in a form satisfactory to Us, and the change is subject to Our approval. If approved, the change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

GVL95(P)                              13

-------------------------------------------------------------------------------
                     SECTION IV - CONTINUATION OF INSURANCE
-------------------------------------------------------------------------------

CONTINUATION  If premium payments are discontinued, We will continue
OF INSURANCE  insurance Coverage under the Certificate as long as the Cash
              Surrender Value is sufficient to cover the charges due. This Continuation of Insurance provision will not continue the Coverage under the Certificate beyond age 100, nor will it continue any optional benefit rider beyond its date of termination.

              If this Policy is discontinued or if this Policy is amended to discontinue the eligible class to which an Insured belongs or if the Insured ceases to be a member of an eligible class and if the Coverage on the Insured is not transferred to another insurance carrier, any insurance then in effect under a Certificate will remain in force under the Certificate, provided it is not cancelled or surrendered by the Owner, subject to the qualifications stated above. All Certificate premiums will be changed from a list bill status to a direct billing status. Certificate premiums will then be payable by the Owner directly to Us.

              Certificates on a direct billing basis are in a separate and distinct class from Certificates who are on a list bill basis.

GVL95(P)                              14

-------------------------------------------------------------------------------
                       SECTION V - NONFORFEITURE BENEFITS
-------------------------------------------------------------------------------

NONFORFEITURE There are rights and benefits available to the Owner during
BENEFITS      the Insured's lifetime.

              CASH VALUE BENEFITS: If the Cash Surrender Value is positive, the Owner may surrender the Certificate to receive the full Cash Surrender Value.

              CASH SURRENDER VALUE: The Cash Surrender Value is determined as follows:

              1.   Determine the Cash Value;

              2. Deduct any Expense Charges, Insurance Charges, and Surrender Charges shown in the Specifications incurred but not yet deducted; and

              3.   Deduct any Debt.

              The Cash Surrender Value may be paid in cash or allocated to any other payment option agreed upon by Us. To surrender a Certificate a written request for surrender in a form satisfactory to Us must be submitted to Our Customer Service Center. The surrender will take effect on the Valuation Day the request is received by Us. We will determine the Cash Surrender Value as of the Valuation Day We receive the written request at Our Customer Service Center. We will usually pay the Cash Surrender Value within seven days, but We may delay payment as described under the PAYMENTS WE MAY DEFER provision.

              PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE: Partial withdrawal of the Cash Surrender Value can be made before the Maturity Date subject to any limitations described below and contained in the Specifications. Each partial withdrawal is subject to a Surrender Charge called a Partial Withdrawal Administrative Fee, which is shown in the Specifications. Unless the Owner specifies otherwise, partial withdrawals and any applicable Surrender Charges will be allocated in proportion to the Investment Value in each Division as of the date of the partial withdrawal. Any partial withdrawal will have a permanent effect on the Cash Surrender Values and may have a permanent effect on the death benefits. Partial withdrawal will reduce the Cash Surrender Value, Cash Value, and Investment Value. If Death Benefit Option A is in effect, a partial withdrawal and any applicable Surrender Charges will be deducted from the Face Amount.

              A request for a partial withdrawal must be made in written form satisfactory to Us. The effective date of a partial withdrawal will be the Valuation Day We receive a written request at Our Customer Service Center. The amount requested must be at least equal to the minimum partial withdrawal amount shown in the Specifications.

              The Maximum Withdrawal Percentage is shown in the Specifications. The amount of a partial withdrawal may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the Maximum Withdrawal Percentage, less existing Debt.

GVL95(P)                              15

-------------------------------------------------------------------------------
                          SECTION VI - PAYMENT OPTIONS
-------------------------------------------------------------------------------

PAYMENT       In lieu of a cash payment in one sum, the Owner may elect to
OPTIONS       have the whole or any part of the proceeds due at the
              surrender of a Certificate held by Us paid under any payment option selected by the Owner and agreed upon by Us. At the death of an Insured, in lieu of a cash payment in one sum, the beneficiary may elect to have the whole or any part of the death proceeds held by Us and paid under any payment option selected by the beneficiary and agreed upon by Us. For each payment option selected We will issue a written agreement putting the selection into effect.

GVL95(P)                              16

-------------------------------------------------------------------------------
                               SECTION VII - LOANS
-------------------------------------------------------------------------------

LOANS GENERAL: The Owner may borrow against the Cash Surrender Value. The Certificate will be the only security We require for the Loan. A Loan may be taken any time if insurance is in effect. The Loan may be repaid at any time while the Insured is living.

              WHEN WE WILL MAKE A LOAN: We will usually loan the money within 7 business days after We receive a request satisfactory to Us. We may delay making the Loan as described in the PAYMENTS WE MAY DEFER provision.

              LOAN VALUE: The maximum Loan value percentage is shown in the Specifications. The amount of the Loan may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the maximum Loan value percentage, less existing Debt.

              INTEREST: Interest accrues daily at the Adjustable Loan Interest Rate. The interest rate will be effective at the beginning of each Coverage Year and it applies to new and outstanding Loans. Interest payments are due as shown in the Specifications. If interest is not paid within 5 days of its due date it will be added to the amount of the Loan as of its due date. The sum of all outstanding Loans plus accrued interest is the Debt.

              There is a maximum interest rate that We can charge for Certificate loans. The rate charged will be determined two months before the start of each Coverage Year. The maximum rate will be the greater of 5% and the Published Monthly Average for the calendar month two months before the date on which the rate is determined. The Published Monthly Average means the "Moody's Corporate Bond Yield Average - Monthly Average Corporates" as published by Moody's Investors Service, Inc., or any successor to that service. If that Monthly Average is no longer published, a substitute average will be used. The substitute average must be acceptable to the Insurance Commissioner of the state in which this Policy is issued.

              If the maximum loan interest rate for a Coverage Year is at least 1/2% higher than the rate in effect for the prior Coverage Year, We may increase the rate to not more than the new maximum. If the maximum loan interest rate for a Coverage Year is at least 1/2% lower than the rate in effect for the prior Coverage Year, We will decrease the rate to not more than that new maximum.

              Interest will accrue daily from the date of the loan, and is due on each anniversary of the Coverage Date. Unpaid interest will be added to existing debt, and will bear interest at the same rate.

              The initial Adjustable Loan Interest Rate is shown in the Certificate Specifications. We will give 30 days advance written notice before the start of each Coverage Year of the interest rate for the new Coverage Year. If there is an existing Loan on the Certificate, We will give the Owner at least 15 days advance notice of any increase or decrease in the Adjustable Loan Interest Rate.

              EFFECTS OF A LOAN: A Loan will be taken out of the Divisions and a repayment or Loan interest payment will go into the Divisions. A Loan reduces the Investment Value while repayment or Loan interest payment increases it. Unless the Owner specifies otherwise, Loans, repayments, and Loan Interest payments will be allocated in proportion to the Investment Value in each Division as of the date of the Loan, repayment, or Loan interest payment. A Loan, whether or not repaid, will have a permanent effect on the Cash Surrender Value and may have a permanent effect on the death benefit. If not repaid, the Loan will reduce the amount of death proceeds. If on any business day there is a Loan outstanding and the Cash Surrender Value is negative, We will send an overloan notice to the Owner. We will terminate the Certificate 31 days after We send the overloan notice. We will notify anyone who holds the Certificate as collateral at their last known address.

GVL95(P)                              17

-------------------------------------------------------------------------------
                         SECTION VIII - PREMIUM PAYMENTS
--------------------------------------------------------------------------------

PREMIUM       Additional premiums may be paid at any time while coverage is
PAYMENTS      in force. We reserve the right to request evidence of
              insurability satisfactory to Us before We accept any premium payment which would increase the Net Amount at Risk. Unless specified otherwise, if there is any Debt, any additional premium payment will be used as a Loan repayment with any excess applied as an additional premium payment.

              We also reserve the right to return any premium that would cause the Certificate to be disqualified as life insurance under Section 7702 of the Internal Revenue Code, as amended.

              The initial premium payment is required to put the Certificate in effect. The amount and allocation of the initial premium payment is shown in the Certificate Specifications.

              On the date We receive and accept a premium payment the Variable Insurance Amount will reflect such payment.

              GRACE PERIOD: A grace period of 61 days will be allowed following the date We mail to the Owner notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due. Unless the Owner has given Us written notice of termination in advance of the date of termination of any Certificate, insurance will continue in force during the grace period. The Owner will be liable to Us for all Expense Charges and Insurance Charges then unpaid for the period the Certificate remains in force.

              REINSTATE CERTIFICATE: Reinstatement of a Certificate may be requested within three (3) years of the date of lapse. Reinstatement will not be allowed after the death of the Insured, if the Certificate was surrendered for its Cash Surrender Value or if this Policy was discontinued.

              The cost to reinstate is a premium large enough to keep the coverage under the Certificate in force for at least three (3) months following the date of reinstatement.

              The effective date of reinstatement is the date We accept the request for reinstatement. We will not require evidence of insurability to reinstate within one month after the end of the grace period if the Insured is alive. In other cases, We will require evidence of insurability satisfactory to Us.

GVL95(P)                              18

-------------------------------------------------------------------------------
                            SECTION IX - ALLOCATIONS
-------------------------------------------------------------------------------

ALLOCATIONS   PREMIUMS: The premium less premium loading shown in the
              Specifications is allocated to selected Divisions on the date
              We receive and accept it. The initial allocation is shown in the Certificate Specifications. Additional premiums will be allocated on the same percentage basis unless a change is requested by the Owner and agreed upon by Us (see ALLOCATION
              CHANGE FOR FUTURE PREMIUMS). On the date We receive and accept an additional premium payment the increase in the Investment
              Value will be allocated to the Divisions.

              REALLOCATION OF INVESTMENT VALUE: The Investment Value can be reallocated among the Divisions. The number of changes allowed each Coverage Year is shown in the Specifications. To make any change satisfactory notice must be given to Us. We may defer making such a change for up to 7 business days from receipt of such notice. Restrictions for reallocation into and out of the Divisions are shown in the Specifications.

              If on any Processing Date Debt exceeds the Loan Account Value, the amount of the excess will be reallocated to the Loan Account from the Divisions in proportion to the Investment Value in each Division on such date. Such a reallocation will not affect restrictions on or charges for any other reallocations.

              ALLOCATION CHANGES FOR FUTURE PREMIUMS: The percentage allocation of the invested portion of future premiums to the Divisions can be changed. Percentages must be in whole numbers. To make changes, We must be notified of the new percentages in a form satisfactory to Us. Any change will take effect with respect to premiums received on or after receipt of such notice.

              ALLOCATION OF CHARGES: All Expense and Insurance Charges deducted from the Investment Value on a Processing Date may be allocated to the Charge Deduction Division as shown in the Specifications. If no Charge Deduction Division is elected, these deductions will be made from the Divisions in proportion to the Investment Value in each Division.

              If the amount of the Investment Value of the Charge Deduction Division is less than required to cover all charges due on such date:

              1. We will apply the Investment Value of the Charge Deduction Division to the charges due and set the Investment Value in the Division to zero; and

              2. Any additional amount due will be allocated among the remaining Divisions in the proportion that each Division's Investment Value bears to the total Investment Value.

GVL95(P)                              19

-------------------------------------------------------------------------------
                       SECTION X - CASH VALUE OF BENEFITS
-------------------------------------------------------------------------------

CASH VALUE    GENERAL: The insurance benefits under this Policy are provided
OF BENEFITS   through investments made in Our separate account.

              SEPARATE ACCOUNTS: These accounts are separate from Our General Account and any other separate accounts We may have. They support variable life insurance benefits and are used for other purposes permitted by applicable laws and regulations. We own the assets in the separate accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities from any other business We conduct. We may transfer to Our General Account assets exceeding the reserves and other liabilities of the separate accounts.

              The separate accounts are governed by the laws of Our state of domicile.

              Income and realized and unrealized gains or losses from assets in the separate accounts are credited to or charged against the accounts without regard to other income, gains or losses in Our other investment accounts.

              CHANGES WITHIN A SEPARATE ACCOUNT: We may at times, make additional separate account Divisions available to the Owner. We may also eliminate Divisions, combine two or more Divisions or substitute a new portfolio for the portfolio in which a Division invests. We will obtain required regulatory approvals to affect the aforementioned changes, if any.

              Subject to any required regulatory approvals, We have the right to transfer assets of a separate account or of a Division to another separate account or Division or combine the separate account with other separate accounts.

              INVESTMENT VALUE IN EACH DIVISION: On the Coverage Date the Investment Value is allocated to each Division as shown in the Specifications.

              Thereafter, the Investment Value in each division is:

              1. The Investment Value of the Division at the end of the last Valuation Period.

              2. Multiply (1) by the Division's net rate of return for the current Valuation Period.

              3.   Add (1) and (2).

              4. Add to (3) any experience credits not paid in cash, any premium payments (less any deductions shown in the Specifications) allocated to the Division during the current Valuation Period.

              5. Add or subtract reallocations to or from that Division during the current Valuation Period.

              6. Add or subtract from (5) any amounts allocated to the Division during the current Valuation Period because of a Loan, Loan interest payment, Loan repayment or partial withdrawal.

              7. If a processing date occurs during the current Valuation Period, subtract from (6) the amounts allocated to that Division for:

                   a.   Administrative Expense Charges; and

                   b.   Insurance Charges.

              Amounts in (7) will be allocated to each Division in the proportion that (6) bears to the Investment Value, unless a Charge Deductions Division applies.

GVL95(P)                              20

-------------------------------------------------------------------------------
                       SECTION X - CASH VALUE OF BENEFITS
-------------------------------------------------------------------------------

CASH VALUE    8.   If the charges in (7) exceed the amount in (6), first
OF BENEFITS        calculate the Cash Surrender Value for the amount of any
(CONTINUED)        overdue charges and then set the Investment Value in each
                   Division to zero.

              CASH VALUE DEDUCTIONS:

              COST OF INSURANCE: We will deduct the cost of insurance on each Processing Date as follows;

              1. We determine the death benefit as of the beginning of the Processing Period, and discount it with interest for one month since deaths are assumed to occur at the end of each month.

              2. We subtract from (1) the Cash Value as of the beginning of the Processing Period.

              3. We determine the current cost of insurance rate based on the sex, Attained Age, and underwriting class.

              4.   We multiply (2) by (3).

              We may reduce or increase the cost of insurance rates from time to time. The change will never be retroactive. The rates will never be more than the guaranteed maximum cost of insurance rates shown in the Specifications.

              OTHER DEDUCTIONS: Expense Charges are shown in the Specifications. The cost of any benefits from riders is also shown in the Specifications.

              CHANGES IN CHARGES: Changes in Expense Charges, Insurance Charges, Separate Account Charges or Surrender Charges will be by class and based upon changes in future expectations for such elements as: mortality, persistency, expenses and taxes.

              MEASUREMENT OF INVESTMENT EXPERIENCE FOR DIVISIONS: The investment experience of a separate account Division is determined at the end of each Division's Valuation Period. We use an index to measure changes in experience during a Valuation Period. The index is set at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the last Valuation Period multiplied by the experience factor for the current Valuation Period.

              THE EXPERIENCE FACTOR:

              DIVISIONS: The experience factor for a Valuation Period reflects the investment experience of the portfolio in which the Division invests and the charges assessed to the Division. The factor is calculated as follows:

              1. Calculate the net asset value at the end of a current Valuation Period of a Division's corresponding portfolio.

              2. Add the amount of any dividend or capital gains distribution declared during the current Valuation Period for such portfolio. Subtract a charge for taxes, if any.

              3. Divide (2) by the net asset value of the portfolio at the end of the last Valuation Period.

              4. Subtract the Separate Account Charges for each Division shown in the Specifications for each day in the Valuation Period.

              Calculations for Divisions investing in open ended investment management companies are on a per unit basis. Calculations for Divisions investing in mutual fund portfolios are made on a per share basis.

              NET RATE OF RETURN FOR A DIVISION: The net rate of return during a Valuation Period is the experience factor for that Valuation Period minus one.

GVL95(P)                              21

-------------------------------------------------------------------------------
                         SECTION XI - GENERAL PROVISIONS
-------------------------------------------------------------------------------

GENERAL       ENTIRE CONTRACT: This Policy including any attached rider,
PROVISIONS    endorsement, amendment, the Certificate, the application of the Policyholder constitute the entire contract between the Policyholder and Us. All statements made by the Policyholder, or any Owner or Insured will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Policyholder or in a written instrument signed by the Owner, or Insured, a copy of which has been furnished to the Owner, Insured, beneficiary or Policyholder.

              AUTHORITY TO CHANGE: No change in this Policy will be valid unless approved by an officer of Ours and evidenced by endorsement on or amendment to this Policy signed by such officer and the Policyholder. No agent or broker has the authority to change any of this Policy's terms or to make any agreements binding on Us.

              NON-PARTICIPATING: This Policy does not participate in Our divisible surplus.

              INCONTESTABILITY: The validity of this Policy will not be contested after it has been in force for two years from its Effective Date.

              The insurance with respect to an Insured will not be contested after it has been in effect during the Insured's lifetime for two years from the Coverage Date.

              We rely on the statements that an Insured or an Owner makes in the enrollment form. We can contest the validity of the coverage under this Policy if any material misstatements are made in the initial enrollment form or other document required to put coverage in force. We can also contest any amount payable because of a requested increase in Face Amount if any material misstatements are made in any document required when the Face Amount was increased. We cannot contest such coverage unless such statement is contained in a written instrument signed by an Insured or Owner and a copy of such written instrument is provided to the Owner or the beneficiary.

              The amount of insurance provided under this Policy attributable to a premium payment that increases the Net Amount at Risk will be incontestable after it has been in effect during the Insured's lifetime for two years from the date We receive and accept such premium payment.

              SUICIDE: If an Insured dies by suicide, while sane or insane, within two years from the Coverage Date, Our liability will be limited to the return of the Cash Surrender Value.

              If an Insured dies by suicide, while sane or insane, within two years from the effective date of a requested increase in Face Amount, Our liability for such increase will be limited to the return of cash value deductions (described in the CASH VALUE OF BENEFITS Section) made.

              If an Insured dies by suicide, while sane or insane, more than two years after the Coverage Date but within two years from the date We receive and accept a premium payment which resulted in an increase in the Net Amount at Risk, Our liability with respect to coverage attributable to such payment is limited to the return of such cash value deductions (described in the CASH VALUE OF BENEFITS Section) made for such increase in the Net Amount at Risk.

              ASSIGNMENT: The benefits can be assigned by the Owner. This does not change the ownership and all rights are subject to the terms of the assignment. To make or release an assignment, We must receive written notice satisfactory to Us at Our Customer Service Center. We are not responsible for the validity of any assignment.

GVL95(P)                              22

-------------------------------------------------------------------------------
                         SECTION XI - GENERAL PROVISIONS
-------------------------------------------------------------------------------

GENERAL       OWNER: While the Insured is living, and while the Certificate
PROVISIONS    is in effect under this Policy, the Owner may name a new
(CONTINUED)   Owner. Written notice of any change must be given to Us in a form satisfactory to Us. The change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

              MISSTATEMENT OF AGE OR SEX: If the age or sex of an Insured is misstated the amount of any benefits will be adjusted. The amount of the adjustment will be:

              1. The amount of insurance which the cost of insurance for the Processing Period would have purchased using the cost of insurance for the correct age and sex; less

              2. The amount of insurance actually used in calculating the cost of insurance for the Processing Period.

              If the age is misstated in such a way that the Insured was not eligible for coverage under this Policy, Our liability will be limited to a return of the premiums paid less any partial withdrawals that have been made and any outstanding Debt.

              CERTIFICATES: Certificates will be furnished to the Owner by Us. Each Certificate will summarize provisions of this Policy affecting an individual Insured.

              VALUE REPORTS: We will send the Owner reports at the times agreed upon by the Owner and Us, but not less often than annually. The report will show the Face Amount, death benefit, Cash Surrender Value and any Loan as of such date. The report will also show the allocation of the Investment Value on such date and any changes since the last report. The report will also include any other information required by the insurance regulatory authority of the jurisdiction in which this Policy is issued.

              POLICY CHANGES-APPLICABLE TAX LAW: To receive the tax treatment accorded life insurance under Federal law, insurance under this Policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code or successor law. To maintain such qualification, We reserve the right to return any premium payments or to reject any requests for change in an Insured's coverage. Further, We reserve the right to make changes in this Policy or its riders or to make distributions to the extent We deem necessary to continue to qualify as life insurance. Any such changes will apply to all Certificates that are affected. The Policyholder and the Owner will be given advance written notice of such change.

              PAYMENTS WE MAY DEFER: We may not be able to determine the value of the assets of the separate account Divisions because:

              1.   the NYSE is closed for trading;

              2.   the SEC determines that a state of emergency exists; or

              3. an order of the SEC permitting a delay for the protection of Owners.

              During such times, We may delay:

              1. determination and payment of partial withdrawals, Cash Surrender Values and Loan requests;

              2. determination and payment of any death proceeds in excess of the Face Amount; and

              3.   allocation changes of the Cash Value.

GVL95(P)                              23

-------------------------------------------------------------------------------
                         SECTION XI - GENERAL PROVISIONS
-------------------------------------------------------------------------------

GENERAL       We may, at any time, defer payment of partial withdrawals,
PROVISIONS    Cash Surrender Values or Loan requests up to 7 business days
(CONTINUED)   of a written request for amounts in the Divisions. For
              Divisions which are not valued on each business day, We may defer until the next Valuation Day:

              1) determination and payment of partial withdrawals, Cash Surrender Values and Loans;

              2) determination and payment of any death proceeds in excess of the Face Amount; and

              3)   reallocation of the Cash Value.

              CLAIMS OF CREDITORS: Proceeds described in the Certificate will be free from creditors' claims to the extent allowed by law.

              COMPUTATIONS: Computations of maximum mortality costs are based on the mortality table and interest rate shown in the Specifications. We also use Attained Age and sex of the Insured and it is assumed death proceeds are incurred at the end of each month.

              TO CLAIM DEATH PROCEEDS: Contact Our Customer Service Center for instructions. Proceeds are usually paid within 7 business days after receipt of due proof of death and all other requirements.

              INSURANCE RECORDS: The Policyholder will furnish Us information relative to the insurance under this Policy as We may require to administer this Policy and determine premiums. Such records which in Our opinion have a bearing on this Policy will be open to Us for inspection at all reasonable times.

              CLERICAL ERROR: Clerical error in keeping records will not void insurance which otherwise would have been in force nor continue insurance which otherwise would have terminated. If an error is found, We will equitably adjust the premium. However, We will not adjust the premium for more than the three year period before the date the error was found.

              AGENCY: Neither the Policyholder nor any administrator appointed by the Policyholder is Our agent. We are not liable for any of their acts or omissions.

              FACILITY OF PAYMENT: If no beneficiary is named, We reserve the right to pay an amount not to exceed $2,000 to any person We determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of the Insured.

              CHANGE IN PREMIUM OR OTHER STATE AND LOCAL TAXES: Following the effective date of any tax law, or change to any such law, applicable to this Policy, We have the right to change the amount due under this Policy for payment of such premium or other state and local taxes. The amount of such change will be determined by the amount of changes in the tax imposed. Any change due to a premium or other state and local tax will be separate from, and will not affect any change in cost of insurance made under the terms of this Policy.

              EXPERIENCE CREDIT: We will have the right to allow an experience credit in an amount determined by Us, based on the experience under this Policy. The amount of each such experience credit may be paid to an Owner in cash or applied to and used to increase Investment Value and Variable Insurance Amount.

GVL95(P)                              24

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY














              GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

Variable life insurance payable upon death of an Insured before the Maturity Date. Initial Face Amount is shown in Specifications. Premiums payable during lifetime of an Insured for the period shown in the Specifications. Unscheduled premium payments are permitted. Non-participating. Experience Credits. Investment results reflected in benefits.

                   Hartford Life and Annuity Insurance Company
                              Post Office Box 2999
                        Hartford, Connecticut 06104-2999

GVL95(P)                                                                [LOGO]

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                         (herein called We, Our and Us)
                                  Hartford, CT

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY issues this Certificate and certifies that the person named in the Specifications is insured under the Group Policy issued to the Policyholder. All insurance will take effect on the Coverage Date shown in the Specifications.

This Certificate describes the benefits and provisions of the Group Policy. The Group Policy, as issued to the Policyholder by Us, alone makes up the agreement under which benefits are paid. The Group Policy may be inspected at the office of the Policyholder.

                       10 DAY RIGHT TO EXAMINE CERTIFICATE

You may return Your Certificate to Us within 10 days after it is received. We will refund an amount equal to the Cash Value of this Certificate on the date the returned Certificate is received by Us or Our agent plus charges deducted. This Certificate will then be void from the beginning as though it had never been issued.

Signed for HARTFORD  LIFE & ANNUITY INSURANCE COMPANY.

Secretary                                        President

/s/ Lynda Godkin                                 /s/ L. A. Smith

ALL BENEFITS AND VALUES OF THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNTS MAY INCREASE OR DECREASE DAILY. THESE AMOUNTS ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

           GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE

Variable life insurance payable upon death of the Insured before the Maturity Date. Initial Face Amount is shown in the Specifications. Premiums payable during lifetime of the Insured for the period shown in the Specifications. Unscheduled premium payments are permitted. Investment results reflected in benefits.

                   Hartford Life and Annuity Insurance Company
                                 P. O. Box 2999
                             Hartford, CT 06104-2999
                                 (800) 243-5433

GVL95(C)

-------------------------------------------------------------------------------
                                TABLE OF CONTENTS
-------------------------------------------------------------------------------

The contents of this Certificate appear in the following order:

SPECIFICATIONS
DEFINITIONS ......................................................................... SECTION I
TERMINATION ......................................................................... SECTION II
LIFE INSURANCE BENEFITS ............................................................. SECTION III
     Face Amount                                 Changes In Death Benefit Option
     Variable Insurance Amount                   Interest On Death Proceeds
     Death Proceeds                              Beneficiary
CONTINUATION OF INSURANCE ........................................................... SECTION IV
NONFORFEITURE BENEFITS .............................................................. SECTION V
     Cash Value Benefits
     Cash Surrender Value
     Partial Withdrawal Of Cash Surrender Value
PAYMENT OPTIONS ..................................................................... SECTION VI
LOANS ............................................................................... SECTION VII
     General                                     Interest
     Loan Value                                  Effects Of A Loan
PREMIUM PAYMENTS .................................................................... SECTION VIII
     Grace Period
     Reinstate Certificate
ALLOCATIONS ......................................................................... SECTION IX
     Premiums                                    Allocation Changes For Future Premiums
     Reallocation Of Investment Value            Allocation of Charges
CASH VALUE OF BENEFITS .............................................................. SECTION X
     General                                     Cash Value Deductions
     Separate Accounts                           Changes In Charges
     Changes Within A Separate Account           Measurement of Investment Experience For Divisions
     Investment Value In Each Division           The Experience Factor
GENERAL PROVISIONS .................................................................. SECTION XI
     Incontestability                            Policy Changes - Applicable Tax Law
     Suicide                                     Payments We May Defer
     Assignment                                  Claims Of Creditors
     Owner                                       To Claim Death Proceeds
     Misstatement Of Age Or Sex                  Facility Of Payment
     Value Reports

ENDORSEMENTS, IF ANY ................................................................ FOLLOW
                                                                                      SECTION XI

GVL95(C)                              2

--------------------------------------------------------------------------------
                                 SPECIFICATIONS
--------------------------------------------------------------------------------

Insured:                 -                    Group Policy Number:   -
Coverage Date:           -                    Certificate Number:    -
Issue Age:               -                    Initial Face Amount:   -
Rate Class:              -                    Maturity Date:         -
Owner:                   -                    Policyholder:          -
Death Benefit Option:    -

FACE AMOUNT INFORMATION
Minimum Face Amount:                             $50,000

Minimum Increase in Face Amount:                  $5,000

Minimum Decrease in Face Amount:                 $25,000






GVL95(C)                              3

--------------------------------------------------------------------------------
                                 SPECIFICATIONS
--------------------------------------------------------------------------------


PREMIUM PAYMENT AND INVESTMENT INFORMATION
Initial Premium paid on coverage date:                  -
Planned Premium:                                        -

Allocations
               Initial Allocation                       -
               Maximum Divisions at any one time        5
               Reallocations
                     Maximum Number per Year            6

In those states that require the premium to be returned during the 10 Day Right to Examine Certificate provision on the first page of this Certificate, all monies will be allocated to the HVA Money Market Division during such Right to Examine Certificate period. After such period, the monies received will be allocated as instructed by You.

DIVISIONS

The ICMG Registered Variable Life Separate Account One is a unit investment trust separate account organized in the State of Connecticut. It is governed by the laws of the State of Connecticut and registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

Each Division invests in an underlying open ended investment management company registered under the Investment Company Act of 1940.

[List Available Funds]

GVL95(C)                              3A

--------------------------------------------------------------------------------
                                 SPECIFICATIONS
--------------------------------------------------------------------------------

SEPARATE ACCOUNT CHARGES

We charge a maximum .65% of the assets in each Division on an annual basis equal to a daily charge of .001781% for mortality and expense risks. We reserve the right to increase the charge, but in no event above .65% on an annual basis.

CERTIFICATE FACTS

Charge Deduction Division               - None

MORTALITY TABLE AND INTEREST RATE       - 1980 CSO Mortality Table Age Nearest
                                          Birthday (Male and Female)(or
                                          appropriate increases in such tables
                                          for non-standard risks). Interest at
                                          4.00% a year.

LOANS

   Maximum Loan Value Percentage           90%

   Initial Adjustable Loan Interest Rate   5.0%

   Loan Interest Due Dates                 Each anniversay of the Coverage Date

PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE

   Maximum Withdrawal Percentage           90%

   Minimum Withdrawal                      $500

   Number Per Coverage Year                12

RIDERS

   None

GVL95(C)                              3B

--------------------------------------------------------------------------------
                                 SPECIFICATIONS
--------------------------------------------------------------------------------




CHARGES

EXPENSE CHARGES

   Premium Loading                          Maximum 9.0% of premiums collected,
                                            plus __ of premiums to cover state
                                            and local taxes, plus 1.25% of
                                            premiums to cover the cost of
                                            federal income taxes imposed under
                                            Section 848 of the Internal Revenue
                                            Code. We will adjust the charges
                                            to cover taxes based on changes in
                                            applicable law.

   Administrative charges for each
   Processing Period deducted on each
   Processing Date from Investment Value   $5.00. We reserve the right to
                                           increase this charge, but it will
                                           not exceed $10 per Processing Date.

   Excess Allocation Charge              - None
   Face Amount Increase Charge           - None

INSURANCE CHARGES

     Cost of Insurance charges for each Processing Period, deducted on each Processing Date from the Investment Value, will be calculated as shown in the Cash Value of Benefits section. In no event will the cost of insurance rate exceed rates identified in the Guaranteed Maximum Cost of Insurance Rate section for the sex, attained age and underwriting class of the Insured.

   Charges for Riders                    - None

SURRENDER CHARGES

   Partial Withdrawal Processing Fee   $25 or 2% of the amount withdrawn,
                                         whichever is less.

GUARANTEED MAXIMUM COST OF INSURANCE RATES

   See attached Tables

VARIABLE INSURANCE FACTORS

   See attached Tables

PAYMENT OPTIONS
   Minimum Interest Rate:  3%

   Mortality Table for Payment Options with Life Contingencies:  1983 Table "a"

GVL95(C)                              3C

--------------------------------------------------------------------------------
                                 SPECIFICATIONS
--------------------------------------------------------------------------------


        GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF COVERAGE
           FOR THE ATTAINED AGE AT THE BEGINNING OF EACH COVERAGE YEAR
                      BASED ON THE 1980 CSO MORTALITY TABLE

                              STANDARD RATING CLASS

Attained                                            Attained                                   Attained
  Age                   Male       Female             Age          Male        Female             Age        Male            Female
   20                 .158471     .087542              45        .379960      .297152             70       3.353673        1.861440
   21                 .159306     .089210              46        .410927      .317220             71       3.681989        2.041944
   22                 .157637     .090879              47        .444418      .338128             72       4.060290        2.267226
   23                 .155132     .092547              48        .479596      .361551             73       4.496204        2.544475
   24                 .151793     .095050              49        .518979      .386655             74       4.983518        2.872449

   25                 .147620     .096718              50        .560894      .414276             75       5.513313        3.243922
   26                 .144281     .099221              51        .610378      .443581             76       6.076525        3.653355
   27                 .142612     .101724              52        .665766      .476245             77       6.665690        4.094284
   28                 .141777     .105061              53        .728747      .513950             78       7.275881        4.567162
   29                 .142612     .108398              54        .800179      .552509             79       7.923872        5.085703

   30                 .144281     .112570              55        .876715      .592762             80       8.635205        5.672859
   31                 .148454     .116742              56        .960053      .633033             81       9.430778        6.350514
   32                 .152628     .120914              57       1.046840      .671642             82      10.338952        7.140527
   33                 .159306     .125086              58       1.139616      .708588             83      11.373499        8.058585
   34                 .166820     .131762              59       1.239245      .748070             84      12.513845        9.091985

   35                 .176004     .137604              60       1.349978      .792613             85      13.737727       10.231576
   36                 .186859     .146785              61       1.473551      .848112             86      15.021846       11.470894
   37                 .200220     .157637              62       1.613407      .917954             87      16.356613       12.808170
   38                 .215255     .170159              63       1.772172     1.007228             88      17.737983       14.246631
   39                 .232798     .185189              64       1.949092     1.110929             89      19.171986       15.797873


   40                 .252016     .201891              65        2.143422    1.224040             90      20.677655       17.482656
   41                 .274581     .220267              66        2.350996    1.343212             91      22.287142       19.335048
   42                 .297152     .239482              67        2.572761    1.464235             92      24.063468       21.418993
   43                 .323073     .257865              68        2.808822    1.583722             93      26.119927       23.852379
   44                 .349839     .277089              69        3.065321    1.712708             94      28.812996       26.926360

                                                                                                  95      32.817580       31.310115
                                                                                                  96      39.642945       38.504789
                                                                                                  97      53.066045       52.275714
                                                                                                  98      85.526850       85.053610


GVL95(C)                              3D

--------------------------------------------------------------------------------
                                 SPECIFICATIONS
--------------------------------------------------------------------------------


                      GUARANTEED VARIABLE INSURANCE FACTORS
BASED ON THE 1980 CSO MORTALITY TABLE AND A 4% EFFECTIVE ANNUAL INTEREST RATE

                              STANDARD RATING CLASS

Attained                                            Attained                                   Attained
  Age                   Male       Female             Age          Male        Female             Age        Male         Female
   20                 6.403123    7.640955             45       2.881946     3.369530             70      1.489856       1.649461
   21                 6.219229    7.397464             46       2.794368     3.266764             71      1.460111       1.608385
   22                 6.038836    7.160827             47       2.710152     3.167682             72      1.431800       1.568918
   23                 5.861092    6.930870             48       2.629166     3.072100             73      1.404991       1.531244
   24                 5.685870    6.707421             49       2.551228     2.979961             74      1.379763       1.495532

   25                 5.513088    6.490682             50       2.476281     2.891135             75      1.356114       1.461853
   26                 5.342706    6.280094             51       2.404174     2.805538             76      1.333966       1.430158
   27                 5.175161    6.075821             52       2.334952     2.723025             77      1.313184       1.400326
   28                 5.011023    5.877664             53       2.268556     2.643540             78      1.293592       1.372171
   29                 4.850555    5.685704             54       2.204960     2.567095             79      1.274998       1.345505

   30                 4.694139    5.499715             55       2.144137     2.493469             80      1.257276       1.320208
   31                 4.541898    5.319718             56       2.085932     2.422497             81      1.240393       1.296248
   32                 4.394217    5.145470             57       2.030235     2.353955             82      1.224363       1.273652
   33                 4.250944    4.976747             58       1.976847     2.287579             83      1.209265       1.252481
   34                 4.112329    4.813335             59       1.925633     2.223138             84      1.195190       1.232795

   35                 3.978289    4.655558             60       1.876476     2.160564             85      1.182142       1.214556
   36                 3.848837    4.502977             61       1.829335     2.099857             86      1.170054       1.197666
   37                 3.723948    4.355964             62       1.784175     2.041150             87      1.158796       1.181981
   38                 3.603658    4.214481             63       1.740994     1.984602             88      1.148210       1.167335
   39                 3.487865    4.078449             64       1.699799     1.930420             89      1.138111       1.153543

   40                 3.376529    3.947875             65       1.660553     1.878626             90      1.128296       1.140410
   41                 3.269499    3.822603             66       1.623184     1.829102             91      1.118543       1.127721
   42                 3.166756    3.702457             67       1.587556     1.781663             92      1.108597       1.115242
   43                 3.067980    3.587157             68       1.553539     1.736063             93      1.098167       1.102705
   44                 2.973125    3.476256             69       1.520999     1.692027             94      1.086915       1.089813

                                                                                                  95      1.074621       1.076306
                                                                                                  96      1.061229       1.062086
                                                                                                  97      1.046984       1.047342
                                                                                                  98      1.032668       1.032774
                                                                                                  99      1.021407       1.021407


Variable Insurance Factors between anniversaries of the Coverage Date will be furnished on request.

GVL95(C)                              3E

--------------------------------------------------------------------------------
                            SECTION I - DEFINITIONS
--------------------------------------------------------------------------------

DEFINITIONS   ACTIVELY AT WORK means the Insured is performing all of the regular duties of the Insured's occupation at the usual place of employment on a Full Time work schedule which is in no way curtailed or altered because of the Insured's health.

              ADJUSTABLE LOAN INTEREST RATE means a Loan interest rate that is adjusted from time to time by Us. The calculation of the Adjustable Loan Interest Rate is described in the Loans provision of the Policy.

              AGE
              - Attained Age means the Issue Age plus the period since the
                Coverage Date.
              - Issue Age means the Insured's age on the birthday nearest to the Coverage Date.

              ALLOCATION DATE(S) means the date premiums are applied to the separate account Divisions. It is the later of the Coverage Date and the date We receive and accept the premium.

              CASH VALUE means the Investment Value plus the Loan Account
              Value.

              CHARGE DEDUCTION DIVISION means a Division from which all charges are deducted if so designated in the enrollment form or later elected.

              CHARGES

              - Expense Charges mean premium loading, administrative
                charges, Face Amount increase charge, and excess allocation charges, as shown in the Specifications.

              - Insurance Charges mean cost of insurance charges and
                charges for benefit riders.

              - Separate Account Charges mean deductions from separate
                account Divisions and other Division Charges as shown in the Specifications.

              - Surrender Charge means the charge for the full surrender of a Certificate or partial withdrawal of the Cash Surrender Value under a Certificate. The amount charged is shown in the Specifications.

              COMPANY means Hartford  Life and Annuity Insurance Company.

              COVERAGE DATE means the date insurance under the Group Policy is effective as to the Insured shown in the Specifications.

              COVERAGE YEAR(S) means the 12 month period following the Coverage Date and each anniversary thereof.

              CUSTOMER SERVICE CENTER means the service area of Hartford Life and Annuity Insurance Company, P. O. Box 2999, Hartford, CT 06104-2999.

              DEBT means any Loan plus accrued interest.

              DIVISION(S) means Divisions of the separate accounts.

              EARNINGS means basic wages, and does not include overtime, bonuses, commissions and any other extra compensation.

              FACE AMOUNT means the minimum death benefit as long as this Certificate remains in force. It is specified at issue and may be changed after issue on request or due to a change in the death benefit option or a partial withdrawal.

              FULL TIME means a normal week of at least 32 hours. If an employee is on approved leave (and not because of the employee's health) or on vacation, the employee is considered to be Actively at Work.

GVL95(C)                              3F

--------------------------------------------------------------------------------
                            SECTION I - DEFINITIONS
--------------------------------------------------------------------------------

DEFINITIONS   GENERAL ACCOUNT means the assets of Hartford Life and Annuity
(CONTINUED)   Insurance Company other than the assets of Our separate
              account.

              INVESTMENT VALUE means the sum of the values of assets in the Divisions under a Certificate.

              LOAN means any Investment Value amount borrowed.

              LOAN ACCOUNT means that portion of Our General Account to which amounts are transferred as a result of a Loan. The Loan Account is credited with interest and is not based on the investment experience of the separate account.

              LOAN ACCOUNT VALUE means the amounts of the Investment Value transferred to (or from) the General Account to secure Loans (or Loan repayments) plus interest accrued at the daily equivalent of an annual rate equal to the Adjustable Loan Interest Rate actually charged reduced by not more than 1%.

              MATURITY DATE means the date the Insured's coverage matures as shown in the Specifications. We will pay the Cash Surrender Value, if any, if the Insured is living on the Maturity Date.

              MORTALITY AND EXPENSE RISK CHARGE is to cover expense and mortality risks that We are assuming.

              NET AMOUNT AT RISK means the difference between the amount payable on death and the amount payable on cancellation for the Cash Surrender Value.

              NYSE means the New York Stock Exchange.

              POLICYHOLDER means the entity to whom the Policy is issued.

              PROCESSING DATE(S) means the days on which We deduct charges from the Investment Value. The first Processing Date is the Coverage Date. There is a Processing Date each month. Later Processing Dates are on the same calendar day as the Coverage Date, or on the last day of any month which has no such calendar day.

              PROCESSING PERIOD means the period from the Coverage Date to the next Processing Date and thereafter the period from one Processing Date to the next.

              SEC means the Securities and Exchange Commission.

              VALUATION DAY means each business day, unless the Specifications indicate otherwise. A business day is any day the NYSE is open for trading or any day the SEC requires mutual funds, unit investment trusts or other investment portfolios to be valued.

              VALUATION PERIOD means each Valuation Day together with the days immediately before it that are not Valuation Days.

              VARIABLE INSURANCE AMOUNT means the Cash Value multiplied by the applicable Variable Insurance factor.

              YOU, YOUR mean the Owner.

GVL95(C)                              3G

--------------------------------------------------------------------------------
                           SECTION II - TERMINATION
--------------------------------------------------------------------------------

TERMINATION   TERMINATION OF INSURANCE: Insurance will terminate as to the
              Insured on the earliest of the following dates:

              1. The date the Policy is discontinued. See the CONTINUATION OF INSURANCE Section.

              2.   The date You request termination by written notice.

              3.   The Maturity Date.

              4. Thirty-one days after We mail to You notice that the Cash Surrender Value is zero and there is Debt and no payment has been received before the end of the thirty-one day period.

              5. Sixty-one days after We mail to You notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due and no payment has been received before the end of the sixty-one day period.

              6.   The date of death of the Insured.

              7. The date the Policy is amended to terminate the insurance for the class of persons to which the Insured belongs. See the CONTINUATION OF INSURANCE Section.

              8. The date the Insured is no longer in an eligible class of persons. See the CONTINUATION OF INSURANCE Section.

GVL95(C)                              3H

--------------------------------------------------------------------------------
                     SECTION III - LIFE INSURANCE BENEFITS
--------------------------------------------------------------------------------

LIFE          FACE AMOUNT: The Face Amount is shown in the Specifications.
INSURANCE     The Face Amount of this Certificate may be increased or
BENEFITS      decreased by a written request made by You during the
              lifetime of the Insured and while this Certificate is in force.

              INCREASE IN FACE AMOUNT: An increase in Face Amount will be effective if:

              1. Satisfactory evidence of insurability of the Insured is provided to us;

              2. The Insured is insurable according to Our underwriting rules; and

              3. An amount equal to two times cash value deductions (described in the CASH VALUE OF BENEFITS Section) due on the next two Processing Dates is paid, if the Cash Surrender Value is less than this sum.

              The effective date of the increased Face Amount will be the first Processing Date after all the conditions mentioned above have been met. We will notify You that the change has been made.

              The minimum amount of an increase in Face Amount is shown in the Specifications.

              DECREASE IN FACE AMOUNT: The Face Amount will be decreased or eliminated in the following order:

              1.   First, the most recent increase.

              2.   Second, the next most recent increases successively.

              3.   Last, the initial Face Amount.

              The effective date of the decreased Face Amount will be the first Processing Date on or following the date of Our receipt of the request for a decrease. We will notify You that the change has been made.

              The minimum decrease amount is shown in the Specifications. The decrease will not be approved if it results in a Certificate Face Amount less than the Minimum Face Amount shown in the Specifications.

              VARIABLE INSURANCE AMOUNT: The Variable Insurance Amounts will vary daily based on investment results and any premiums paid. The Variable Insurance Amount on any date will be determined as follows:

              1.   The Cash Value as of such date; MULTIPLIED BY

              2.   The Variable Insurance Factor as of such date.

              The Table of Variable Insurance Factors is in the
              Specifications.

GVL95(C)                              3I

--------------------------------------------------------------------------------
                     SECTION III - LIFE INSURANCE BENEFITS
--------------------------------------------------------------------------------

LIFE          DEATH PROCEEDS: We will pay the death proceeds to the
INSURANCE     beneficiary upon due proof of the death of the Insured before
BENEFITS      the Maturity Date. The proceeds may be paid in cash or be
(CONTINUED)   allocated to any other payment option selected by the
              beneficiary and agreed upon by Us.

              Death Proceeds depend upon the Death Benefit Option in effect and are determined at the date of death of the Insured as follows:

              DEATH BENEFIT OPTION A

              1. The death benefit, which is the larger of the Face Amount and the Variable Insurance Amount; LESS

              2.   Any Debt; PLUS

              3.   Any amounts due from riders.

              DEATH BENEFIT OPTION B

              1. The death benefit, which is the larger of (a) the Face Amount plus the Cash Value and (b) the Variable Insurance Amount; LESS

              2.   Any Debt; PLUS

              3.   Any amounts due from riders.

              The Death Benefit Option in effect is shown in the Specifications.

              CHANGES IN DEATH BENEFIT OPTION: The Death Benefit Option may be changed by a written request made by You during the lifetime of the Insured and while this Certificate is in force. If the change is from Option A to Option B, satisfactory evidence of insurability must be provided to Us. If the change is to Option B, the Face Amount after the change will be equal to the Face Amount before the change less the Cash Value on the effective date of the change. If the change is to Option A, the Face Amount after the change will be equal to the Face Amount before the change plus the Cash Value on the effective date of change. The change will become effective at the beginning of the Coverage Month following Our approval. We will notify You that the change has been made.

              If the Insured dies during any grace period We will pay the beneficiary the Death Proceeds in effect immediately prior to such grace period reduced by the sum of any overdue charges and any charges incurred to the date of death.

              INTEREST ON DEATH PROCEEDS: Interest will be paid on death proceeds from date of death to date of payment. Interest will never be less than required by applicable law.

              BENEFICIARY: We will pay the death proceeds to the designated beneficiary. Unless the designation of the beneficiary is irrevocable, there is a right to change beneficiaries. Written notice of change must be given to Us in a form satisfactory to Us, and the change is subject to Our approval. If approved, the change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

GVL95(C)                              3J

--------------------------------------------------------------------------------
                    SECTION IV - CONTINUATION OF INSURANCE
--------------------------------------------------------------------------------

CONTINUATION  If premium payments are discontinued, We will continue
OF INSURANCE  insurance Coverage under this Certificate as long as the Cash
              Surrender Value is sufficient to cover the charges due. This Continuation of Insurance provision will not continue the Coverage under this Certificate beyond age 100, nor will it continue any optional benefit rider beyond its date of termination.

              If the Policy is discontinued or if the Policy is amended to discontinue the eligible class to which the Insured belongs or if the Insured ceases to be a member of an eligible class and if the Coverage on the Insured is not transferred to another insurance carrier, any insurance then in effect will remain in force under the discontinued Policy, provided it is not cancelled or surrendered by You, subject to the qualifications stated above. Certificate premiums will then be payable by You directly to Us.

GVL95(C)                              3K

--------------------------------------------------------------------------------
                       SECTION V - NONFORFEITURE BENEFITS
--------------------------------------------------------------------------------

NONFORFEITURE There are rights and benefits available to You during the
BENEFITS      Insured's lifetime.

              CASH VALUE BENEFITS: If the Cash Surrender Value is positive, You may surrender this Certificate to receive the full Cash Surrender Value.

              CASH SURRENDER VALUE: The Cash Surrender Value is determined as follows:

              1.   Determine the Cash Value;

              2. Deduct any Expense Charges, Insurance Charges, and Surrender Charges shown in the Specifications incurred but not yet deducted; and

              3.   Deduct any Debt.

              The Cash Surrender Value may be paid in cash or allocated to any other payment option agreed upon by Us. To surrender a Certificate a written request for surrender in a form satisfactory to Us must be submitted to Our Customer Service Center. The surrender will take effect on the Valuation Day following the date the request is received by Us. We will determine the Cash Surrender Value as of the Valuation Day We receive the written request at Our Customer Service Center. We will usually pay the Cash Surrender Value within seven days, but We may delay payment as described under the PAYMENTS WE MAY DEFER Section.

              PARTIAL WITHDRAWAL OF CASH SURRENDER VALUE: Partial withdrawal of the Cash Surrender Value can be made before the Maturity Date subject to any limitations contained in the Specifications. Each partial withdrawal is subject to a Surrender Charge called a Partial Withdrawal Administrative Fee, which is shown in the Specifications. Unless You specify otherwise, partial withdrawals will be allocated in proportion to the Investment Value in each Division as of the date of the partial withdrawal. Any partial withdrawal will have a permanent effect on the Cash Surrender Values and may have a permanent effect on the death benefits. Partial withdrawal will reduce the Cash Surrender Value, Cash Value, and Investment Value. If Death Benefit Option A is in effect, a partial withdrawal and any applicable Surrender Charges will be deducted from the Face Amount.

              A request for a partial withdrawal must be made in written form satisfactory to Us. The effective date of a partial withdrawal will be the Valuation Day We receive a written request at Our Customer Service Center. The amount requested must be at least equal to the minimum partial withdrawal amount shown in the Specifications. The maximum amount that may be withdrawn is shown in the Specifications.

              The Maximum Withdrawal Percentage is shown in the Specifications. The amount of a partial withdrawal may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the Maximum Withdrawal Percentage, less existing Debt.

GVL95(C)                              3L

--------------------------------------------------------------------------------
                           SECTION VI - PAYMENT OPTIONS
--------------------------------------------------------------------------------

PAYMENT       In lieu of a cash payment in one sum, You may elect to have
OPTIONS       the whole or any part of the proceeds due at the surrender of this Certificate held by Us paid under any payment option selected by You and agreed upon by Us. At the death of the Insured, in lieu of a cash payment in one sum, the beneficiary may elect to have the whole or any part of the death proceeds held by Us and paid under any payment option selected by the beneficiary and agreed upon by Us. For each payment option selected We will issue a written agreement putting the selection into effect.

GVL95(C)                              3M

--------------------------------------------------------------------------------
                              SECTION VII - LOANS
--------------------------------------------------------------------------------

LOANS         GENERAL: You may borrow against the Cash Surrender Value.
              This Certificate will be the only security We require for the Loan. A Loan may be taken any time if insurance is in effect. The Loan may be repaid at any time while the Insured is living.

              WHEN WE WILL MAKE A LOAN: We will usually loan the money within 7 business days after We receive a request satisfactory to Us. We may delay making the Loan as described in the PAYMENTS WE MAY DEFER provision.

              LOAN VALUE: The maximum Loan value percentage is shown in the Specifications. The amount of the Loan may not exceed the sum of the Cash Surrender Value plus any existing Debt multiplied by the maximum Loan value percentage, less existing Debt.

              INTEREST: Interest accrues daily at the Adjustable Loan Interest Rate. The interest rate will be effective at the beginning of each Coverage Year and it applies to new and outstanding Loans. Interest payments are due as shown in the Specifications. If interest is not paid within 5 days of its due date it will be added to the amount of the Loan as of its due date. The sum of all outstanding Loans plus accrued interest is the Debt.

              There is a maximum interest rate that We can charge for Certificate loans. The rate charged will be determined two months before the start of each Coverage Year. The maximum rate will be the greater of 5% and the Published Monthly Average for the calendar month two months before the date on which the rate is determined. The Published Monthly Average means the "Moody's Corporate Bond Yield Average - Monthly Average Corporates" as published by Moody's Investors Service, Inc., or any successor to that service. If that Monthly Average is no longer published, a substitute average will be used. The substitute average must be acceptable to the Insurance Commissioner of the state in which the Policy is issued.

              If the maximum loan interest rate for a Coverage Year is at least 1/2% higher than the rate in effect for the prior Coverage Year, We may increase the rate to not more than the new maximum. If the maximum loan interest rate for a Coverage Year is at least 1/2% lower than the rate in effect for the prior Coverage Year, We will decrease the rate to not more than that new maximum.

              Interest will accrue daily from the date of the loan, and is due on each anniversary of the Coverage Year. Unpaid interest will be added to existing debt, and will bear interest at the same rate.

              The initial Adjustable Loan Interest Rate is shown in the Specifications. We will give 30 days advance written notice before the start of each Coverage Year of the interest rate for the new Coverage Year. If there is an existing Loan on this Certificate, We will give You at least 15 days advance notice of any increase or decrease in the Adjustable Loan Interest Rate.

              EFFECTS OF A LOAN: A Loan will be taken out of the Divisions and a repayment or Loan interest payment will go into the Divisions. A Loan reduces the Investment Value while repayment or Loan interest payment increases it. Unless You specifies otherwise, Loans, repayments, and Loan Interest payments will be allocated in proportion to the Investment Value in each Division as of the date of the Loan, repayment, or Loan interest payment. A Loan, whether or not repaid, will have a permanent effect on the Cash Surrender Value and may have a permanent effect on the death benefit. If not repaid, the Loan will reduce the amount of death proceeds. If on any business day there is a Loan outstanding and the Cash Surrender Value is negative, We will send an overloan notice to You. We will terminate this Certificate 31 days after We send the overloan notice. We will notify anyone who holds this Certificate as collateral at their last known address.

GVL95(C)                              3N

--------------------------------------------------------------------------------
                        SECTION VIII - PREMIUM PAYMENTS
--------------------------------------------------------------------------------

PREMIUM       Additional premiums may be paid at any time while coverage is
PAYMENTS      in force. We reserve the right to request evidence of
              insurability satisfactory to Us before We accept any premium payment which would increase the Net Amount at Risk. Unless specified otherwise, if there is any Debt, any additional premium payment will be used as a Loan repayment with any excess applied as an additional premium payment.

              We also reserve the right to return any premium that would cause this Certificate to be disqualified as life insurance under Section 7702 of the Internal Revenue Code, as amended.

              The initial premium payment is required to put this Certificate in effect. The amount and allocation of the initial premium payment is shown in the Specifications.

              On the date We receive and accept a premium payment the Variable Insurance Amount will reflect such payment.

              GRACE PERIOD: A grace period of 61 days will be allowed following the date We mail to You notice that the Cash Surrender Value is insufficient to pay the Expense Charges and Insurance Charges due. Unless You have given Us written notice of termination in advance of the date of termination of any Certificate, insurance will continue in force during the grace period. You will be liable to Us for all Expense Charges and Insurance Charges then unpaid for the period this Certificate remains in force.

              REINSTATE CERTIFICATE: Reinstatement of a Certificate may be requested within three (3) years of the date of lapse. Reinstatement will not be allowed after the death of the Insured, if this Certificate was surrendered for its Cash Surrender Value or if the Policy was discontinued.

              The cost to reinstate is a premium large enough to keep the coverage under this Certificate in force for at least three
              (3) months following the date of reinstatement.

              The effective date of reinstatement is the date We accept the request for reinstatement. We will not require evidence of insurability to reinstate within one month after the end of the grace period if the Insured is alive. In other cases, We will require evidence of insurability satisfactory to Us.

GVL95(C)                              3O

--------------------------------------------------------------------------------
                            SECTION IX - ALLOCATIONS
--------------------------------------------------------------------------------

ALLOCATIONS   PREMIUMS: The premium less premium loading shown in the
              Specifications is allocated to selected Divisions on the date
              We receive and accept it. The initial allocation is shown in the Specifications. Additional premiums will be allocated on the same percentage basis unless a change is requested by You and agreed upon by Us (see ALLOCATION CHANGE FOR FUTURE
              PREMIUMS). On the date We receive and accept an additional premium payment the increase in the Investment Value will be allocated to the Divisions.

              REALLOCATION OF INVESTMENT VALUE: The Investment Value can be reallocated among the Divisions. The number of changes allowed each Coverage Year is shown in the Specifications. To make any change satisfactory notice must be given to Us. We may defer making such a change for up to 7 business days from receipt of such notice. Restrictions for reallocation into and out of the Divisions are shown in the Specifications.

              If on any Processing Date Debt exceeds the Loan Account Value, the amount of the excess will be reallocated to the Loan Account from the Divisions in proportion to the Investment Value in each Division on such date. Such a reallocation will not affect restrictions on or charges for any other reallocations.

              ALLOCATION CHANGES FOR FUTURE PREMIUMS: The percentage allocation of the invested portion of future premiums to the Divisions can be changed. Percentages must be in whole numbers. To make changes, We must be notified of the new percentages in a form satisfactory to Us. Any change will take effect with respect to premiums received on or after receipt of such notice.

              ALLOCATION OF CHARGES: All Expense and Insurance Charges deducted from the Investment Value on a Processing Date may be allocated to the Charge Deduction Division as shown in the Specifications. If no Charge Deduction Division is elected, these deductions will be made from the Divisions in proportion to the Investment Value in each Division.

              If the amount of the Investment Value of the Charge Deduction Division is less than required to cover all charges due on such date:

              1. We will apply the Investment Value of the Charge Deduction Division to the charges due and set the Investment Value in the Division to zero; and

              2. Any additional amount due will be allocated among the remaining Divisions in the proportion that each Division's Investment Value bears to the total
                   Investment Value.

GVL95(C)                              3P

--------------------------------------------------------------------------------
                     SECTION X - CASH VALUE OF BENEFITS
--------------------------------------------------------------------------------

CASH VALUE    GENERAL: The insurance benefits under the Policy are provided
OF BENEFITS   through investments made in Our separate account.

              SEPARATE ACCOUNTS: These accounts are separate from Our General Account and any other separate accounts We may have. They support variable life insurance benefits and are used for other purposes permitted by applicable laws and regulations. We own the assets in the separate accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities from any other business We conduct. We may transfer to Our General Account assets exceeding the reserves and other liabilities of the separate accounts.

              The separate accounts are governed by the laws of Our state of domicile.

              Income and realized and unrealized gains or losses from assets in the separate accounts are credited to or charged against the accounts without regard to other income, gains or losses in Our other investment accounts.

              CHANGES WITHIN A SEPARATE ACCOUNT: We may at times, make additional separate account Divisions available to you. We may also eliminate Divisions, combine two or more Divisions or substitute a new portfolio for the portfolio in which a Division invests. We will obtain required regulatory approvals to the affect the aforementioned changes, if any.

              Subject to any required regulatory approvals, We have the right to transfer assets of a separate account or of a Division to another separate account or Division or combine the separate account with other separate accounts.

              INVESTMENT VALUE IN EACH DIVISION: On the Coverage Date the Investment Value is allocated to each Division as shown in the Specifications.

              Thereafter, the Investment Value in each Division is:

              1. The Investment Value of the Division at the end of the last Valuation Period.

              2. Multiply (1) by the Division's net rate of return for the current Valuation Period.

              3.   Add (1) and (2).

              4. Add to (3) any experience credits not paid in cash, any premium payments (less any deductions shown in the Specifications) allocated to the Division during the current Valuation Period.

              5. Add or subtract reallocations to or from that Division during the current Valuation Period.

              6. Add or subtract from (5) any amounts allocated to the Division during the current Valuation Period because of a Loan, Loan interest payment, Loan repayment or partial withdrawal.

              7. If a processing date occurs during the current Valuation Period, subtract from (6) the amounts allocated to that Division for:

                   a.   Administrative Expense Charges; and

                   b.   Insurance Charges.

              Amounts in (7) will be allocated to each Division in the proportion that (6) bears to the Investment Value, unless a Charge Deductions Division applies.

              8. If the charges in (7) exceed the amount in (6), first calculate the Cash Surrender Value for the amount of any overdue charges and then set the Investment Value in each Division to zero.

GVL95(C)                              3Q

--------------------------------------------------------------------------------
                     SECTION X - CASH VALUE OF BENEFITS
--------------------------------------------------------------------------------

CASH VALUE    CASH VALUE DEDUCTIONS:
OF BENEFITS
(CONTINUED)   COST OF INSURANCE: We will deduct the cost of insurance on each Processing Date as follows;

              1. We determine the death benefit as of the beginning of the Processing Period, and discount it with interest for one month since deaths are assumed to occur at the end of each month.

              2. We subtract from (1) the Cash Value as of the beginning of the Processing Period.

              3. We determine the current cost of insurance rate based on the sex, Attained Age, and underwriting class.

              4.   We multiply (2) by (3).

              We may reduce or increase the cost of insurance rates from time to time. The change will never be retroactive. The rates will never be more than the guaranteed maximum cost of insurance rates shown in the Specifications.

              OTHER DEDUCTIONS: Expense Charges are shown in the Specifications. The cost of any benefits from riders is also shown in the Specifications.

              CHANGES IN CHARGES: Changes in Expense Charges, Insurance Charges, Separate Account Charges or Surrender Charges will be by class and based upon changes in future expectations for such elements as: mortality, persistency, expenses and taxes.

              MEASUREMENT OF INVESTMENT EXPERIENCE FOR DIVISIONS: The investment experience of a separate account Division is determined at the end of each Division's Valuation Period. We use an index to measure changes in experience during a Valuation Period. The index is set at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the last Valuation Period multiplied by the experience factor for the current Valuation Period.

              THE EXPERIENCE FACTOR:

              DIVISIONS: The experience factor for a Valuation Period reflects the investment experience of the portfolio in which the Division invests and the charges assessed to the Division. The factor is calculated as follows:

              1. Calculate the net asset value at the end of a current Valuation Period of a Division's corresponding portfolio.

              2. Add the amount of any dividend or capital gains distribution declared during the current Valuation Period for such portfolio. Subtract a charge for taxes, if any.

              3. Divide (2) by the net asset value of the portfolio at the end of the last Valuation Period.

              4. Subtract the Separate Account Charges for each Division shown in the Specifications for each day in the Valuation Period.

              Calculations for Divisions investing in open ended investment management companies are on a per unit basis. Calculations for Divisions investing in mutual fund portfolios are made on a per share basis.

              NET RATE OF RETURN FOR A DIVISION: The net rate of return during a Valuation Period is the experience factor for that Valuation Period minus one.

GVL95(C)                              3R

--------------------------------------------------------------------------------
                        SECTION XI - GENERAL PROVISIONS
--------------------------------------------------------------------------------

GENERAL       INCONTESTABILITY: The Insured's coverage will not be
PROVISIONS    contested after it has been in effect during the Insured's lifetime for two years from the effective date of coverage.

              We can contest the validity of the coverage if any material misstatements are made in the initial enrollment form or other document required to put coverage in force. We can also contest any amount payable because of a requested increase in Face Amount if any material misstatements are made in any document required when the Face Amount was increased.

              The amount of insurance attributable to a premium payment that increases the Net Amount at Risk will be incontestable after it has been in effect during the Insured's lifetime for two years from the date We receive and accept such premium payment.

              SUICIDE: If the Insured dies by suicide, while sane or insane, within two years from the Coverage Date, Our liability will be limited to the return of the Cash Surrender Value.

              If the Insured dies by suicide, while sane or insane, within two years from the effective date of a requested increase in Face Amount, Our liability for such increase will be limited to the return of cash value deductions (described in the CASH VALUE OF BENEFITS Section) made.

              If the Insured dies by suicide, while sane or insane, more than two years after the Coverage Date but within two years from the date We receive and accept a premium payment which resulted in an increase in the Net Amount at Risk, Our liability with respect to coverage attributable to such payment is limited to the return of such cash value deductions (described in the CASH VALUE OF BENEFITS Section) made for such increase in the Net Amount at Risk.

              ASSIGNMENT: The benefits can be assigned by You. This does not change ownership and all rights are subject to the terms of the assignment. To make or release an assignment, We must receive written notice satisfactory to Us at Our Customer Service Center. We are not responsible for the validity of any assignment.

              OWNER: While the Insured is living, and while this Certificate is in effect under the Policy, You may name a new Owner. Written notice of any change must be given to Us in a form satisfactory to Us. The change will take effect the date the notice is signed. However, the change will not affect any payment made or action taken by Us before We received the notice of change at Our Customer Service Center.

              MISSTATEMENT OF AGE OR SEX: If the age or sex of the Insured is misstated the amount of any benefits will be adjusted. The amount of the adjustment will be:

              1. The amount of insurance which the cost of insurance for the Processing Period would have purchased using the cost of insurance for the correct age and sex; less

              2. The amount of insurance actually used in calculating the cost of insurance for the Processing Period.

              If the age is misstated in such a way that the Insured was not eligible for coverage under the Policy, Our liability will be limited to a return of the premiums paid less any partial withdrawals that have been made and any outstanding Debt.

              VALUE REPORTS: We will send You reports at the times agreed upon by You and Us, but not less often than annually. The report will show the Face Amount, death benefit, Cash Surrender Value and any Loan as of such date. The report will also show the allocation of the Investment Value on such date and any changes since the last report. The report will also include any other information required by the insurance regulatory authority of the jurisdiction in which the Policy is issued.

GVL95(C)                              3S

--------------------------------------------------------------------------------
                        SECTION XI - GENERAL PROVISIONS
--------------------------------------------------------------------------------

GENERAL       POLICY CHANGES-APPLICABLE TAX LAW: To receive the tax
PROVISIONS    treatment accorded life insurance under Federal law,
(CONTINUED)   insurance under the Policy must qualify initially and
              continue to qualify as life insurance under the Internal
              Revenue Code or successor law. To maintain such qualification, We reserve the right to return any premium payments or to reject any requests for change in an Insured's coverage. Further, We reserve the right to make changes in the Policy or its riders or to make distributions to the extent We deem necessary to continue to qualify as life insurance. Any such changes will apply to all Certificates that are affected. You will be given advance written notice of such change.

              PAYMENTS WE MAY DEFER: We may not be able to determine the value of the assets of the separate account Divisions because:

              1.   the NYSE is closed for trading;

              2.   the SEC determines that a state of emergency exists; or

              3. an order of the SEC permitting a delay for the protection of Owners.

              During such times, We may delay:

              1. determination and payment of partial withdrawals, Cash Surrender Values and Loan requests;

              2. determination and payment of any death proceeds in excess of the Face Amount; and

              3.   allocation changes of the Cash Value.

              We may, at any time, defer payment of partial withdrawals, Cash Surrender Values or Loan requests up to 7 business days of a written request for amounts in the Divisions. For Divisions which are not valued on each business day, We may defer until the next Valuation Day:

              1. determination and payment of partial withdrawals, Cash Surrender Values and Loans;

              2. determination and payment of any death proceeds in excess of the Face Amount; and

              3.   reallocation of the Cash Value.

              CLAIMS OF CREDITORS: Proceeds described in this Certificate will be free from creditors' claims to the extent allowed by law.

              TO CLAIM DEATH PROCEEDS: Contact Our Customer Service Center for instructions. Proceeds are usually paid within 7 business days after receipt of due proof of death and all other requirements.

              FACILITY OF PAYMENT: If no beneficiary is named, We reserve the right to pay an amount not to exceed $2,000 to any person We determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of the Insured.

GVL95(C)                              3T

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY




           GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE

Variable life insurance payable upon death of the Insured before the Maturity Date. Initial Face Amount is shown in the Specifications. Premiums payable during lifetime of the Insured for the period shown in the Specifications. Unscheduled premium payments are permitted. Investment results reflected in benefits.

                   Hartford Life and Annuity Insurance Company
                                 P. O. Box 2999
                             Hartford, CT 06104-2999

GVL95(C)                                                               [LOGO]